Exhibit 99.1

                     FIRST LITCHFIELD FINANCIAL CORPORATION
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                           2007 RESTRICTED STOCK PLAN

                                    ARTICLE I
                                 Purpose of Plan
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         The 2007  Restricted  Stock  Plan  (the  "Plan")  of  First  Litchfield
Financial   Corporation,   a  Delaware  corporation  (the   "Corporation"),   is
established effective as of April 4, 2007 (the "Effective Date") for present and future executives, and other key employees of the Corporation and The First National Bank of Litchfield (the "Bank"), as may be selected by the Committee. The Plan is intended to advance the best interests of the Corporation and its stockholders by providing those persons who have a substantial responsibility for its management and growth with additional incentives by allowing them to acquire an ownership interest in the Corporation and thereby encouraging them to contribute to the success of the Corporation and the Bank.

                                   ARTICLE II
                                   Definitions
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         For purposes of the Plan,  the following  terms shall have the meanings set forth below:

         "Board" shall mean the Board of Directors of the Corporation.
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         "Change  of  Control"   shall  mean  (a)  a   reorganization,   merger,
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consolidation or sale of substantially all of the assets of the Corporation,  or a similar  transaction in which the  Corporation is not the resulting  entity or
(b) individuals who constitute the Incumbent Board cease for any reason to constitute a majority thereof.

         "Committee" shall mean the Compensation  Committee of the Board or such
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other committee which may be designated by the Board to administer the Plan. The
Committee shall be composed of two or more Non-Employee Directors, as defined in Rule 16b-3 under the 1934 Act, as such Rule 16b-3 may be amended from time to time, as appointed from time to time to serve by the Board.

         "Common Stock" shall mean shares of the Corporation's Common Stock, par
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value  $0.01  per  share,  or if the  outstanding  shares  of  Common  Stock are hereafter changed into or exchanged for different shares or securities of the Corporation, such other shares or securities.

         "Disability"   shall  mean  the  Participant's   inability  to  perform
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substantially all normal duties of the Participant's  position, as determined by the Committee in its sole discretion. As a condition to such determination, the Committee may require the Participant to submit to such physical or mental evaluations and tests as the Committee deems appropriate.

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          "Incumbent Board" shall mean the members of the Board on the Effective
Date of the Plan, provided that any person becoming a member of the Board subsequent to such Effective Date, whose election was approved by a vote of at least three-quarters of the members of the Board comprising the Incumbent Board, or whose nomination for election by members of stockholders was approved by the nominating committee serving under an Incumbent Board, shall be considered as though he or she were a member of the Incumbent Board.

         "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.
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         "Participant"  shall mean any present and future executive or other key
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employee of the  Corporation or the Bank who has been selected to participate in the Plan by the Committee.

         "Person" shall mean an  individual,  a  partnership,  a corporation,  a
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limited liability  company,  an association,  a joint stock company,  a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

         "Restricted Stock Grants" shall have the meaning set forth Section 5.1.
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         "Termination  of Service"  shall mean the  Participant's  ceasing to be
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employed by the Corporation or the Bank for any reason whatsoever,  voluntary or involuntary, other than by reason of death or Disability or an approved leave of absence.

                                   ARTICLE III
                                 Administration
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         The Plan shall be administered  by the Committee,  provided that if for any reason the Committee shall not have been appointed by the Board, all authority and duties of the Committee under the Plan shall be vested in and exercised by the Board. Subject to the limitations of the Plan, the Committee shall have the sole and complete authority to: (i) select Participants to receive Restricted Stock Grants, (ii) award Restricted Stock Grants to any Participant at any time prior to the termination of this Plan in such quantity, at such price, on such terms and subject to such conditions as are consistent with this Plan and established by the Committee from time to time, (iii) impose such limitations, restrictions and conditions upon any Restricted Stock Grant made to any Participant as it shall deem appropriate, (iv) interpret the Plan and adopt, amend and rescind administrative guidelines and other rules and regulations relating to the Plan, (v) correct any defect or omission or reconcile any inconsistency in the Plan or in any Restricted Stock Grants awarded thereunder and (vi) make all other determinations and take all other actions necessary or advisable for the implementation and administration of the Plan. Determinations by the Board or the Committee under the Plan including,
without  limitation,   determinations  of  the  Participants  eligible  for  the
Restricted Stock Grants, the form, amount and timing of Restricted Stock Grants, the terms and provisions of Restricted Stock Grants, and the writings evidencing Restricted Stock Grants, need not be uniform and may be made selectively among Participants who receive Restricted Stock Grants hereunder, whether or not such Participants are similarly situated.

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The Board's or Committee's  determinations on matters within its authority shall be conclusive and binding upon the Participants, the Corporation and all other Persons. All expenses associated with the administration of the Plan shall be borne by the Corporation.

                                   ARTICLE IV
                   Shares Eligible for Restricted Stock Grants
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         4.1  Number of Shares of Common  Stock.  The number of shares of Common
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Stock which may be awarded as Restricted  Stock Grants shall not exceed,  in the aggregate,  25,000  shares,  provided that the type and the aggregate  number of
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shares of Common  Stock which may be granted  under the Plan shall be subject to adjustment in accordance with the provisions of paragraph 4.2 below, and further
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provided  that to the extent any shares of Common Stock that are awarded under a
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Restricted  Stock Grant that has terminated or been  canceled,  or any shares of
Common Stock that have been forfeited in any manner, shall again be available under the Plan. The shares of Common Stock available under the Plan may be either authorized and unissued shares, treasury shares or a combination thereof, as the Committee shall determine.

         4.2 Adjustments.  In the event of a  reorganization,  recapitalization,
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stock dividend or stock split, or combination or other change, identified by the
Committee, in the Common Stock, the Committee may make such adjustments, if any, in the number and type of shares authorized for issuance by the Plan as may be determined to be appropriate and equitable in the sole discretion of the Committee, provided that fractions of a share will be rounded down to the
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nearest whole share.

                                    ARTICLE V
                             Restricted Stock Grants
                             -----------------------

         5.1 Restricted  Stock Grants.  The Committee may award shares of Common
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Stock to Participants,  which shares shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe ("Restricted Stock Grants"):

         (a) Restricted Stock Grants may become vested, and not subject to forfeiture, in one or more installments, upon the happening of certain events, upon the passage of a specified period of time, upon the fulfillment of certain conditions or upon the achievement by the Corporation or the Bank of certain performance goals, as the Committee shall decide in each case when Restricted Stock Grants are awarded.

         (b) In the event of a Change of Control, all of the shares of Common Stock under a Restricted Stock Grant shall become fully vested, and not subject to forfeiture, for any Participant who is employed by the Corporation or the Bank at the time of the Change of Control.

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         (c) All of the shares of Common  Stock under a  Restricted  Stock Grant shall become fully vested, and not subject to forfeiture, upon the death or Disability of any Participant who is employed by the Corporation or the Bank at the time of the Participant's death or Disability.

         (d) Restricted Stock Grants hereunder shall be subject to the terms and conditions of the Plan and a written agreement (a "Restricted Stock Agreement") which shall be signed by the Participant and by the Chairman of the Board, the Chief Executive Officer or the President of the Corporation for and on behalf of the Corporation and which shall contain such terms and conditions as the Committee shall deem necessary and desirable.

         5.2  Forfeiture  Upon  Termination  of  Service.  Except  as  otherwise
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provided  in  Section  5.1 or as  otherwise  provided  by the  Committee  in the
Restricted Stock Agreement for a Participant's Restricted Stock Grant, any portion of such Participant's shares of Common Stock that was not vested on the date of such Participant's Termination of Service shall be forfeited as of such date.

                                   ARTICLE VI
                               General Provisions
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         6.1 Listing,  Registration  and Compliance  with Laws and  Regulations.
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Restricted  Stock  Grants  awarded  under  this  Plan  shall be  subject  to the requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares of Common Stock granted under the Plan upon any securities exchange or under any state or federal securities or other law or regulation, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to or in connection with the award of Restricted Stock Grants under the Plan, no Restricted Stock Grants may be granted, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. The holders of such Restricted Stock Grants shall supply the Corporation with such certificates, representations and information as the Corporation shall request and shall otherwise cooperate with the Corporation in obtaining such listing, registration, qualification, consent or approval. In the case of holders of such Restricted Stock Grants who are subject to Section 16(b) of the 1934 Act, the Committee may at any time impose any limitations upon the grant and/or vesting of Restricted Stock Grants that, in the Committee's discretion, are necessary or desirable in order to comply with such Section 16(b) and the rules and regulations thereunder.

         6.2  Withholding  of  Taxes.  The  Corporation  or the  Bank  shall  be
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entitled,  if necessary  or  desirable,  to withhold  from any  Participant  any amounts due and payable by the Corporation or the Bank to such Participant (or secure payment from such Participant in lieu of withholding) the amount of any withholding or other tax due from the Corporation or the Bank with respect to any shares of Common Stock subject to Restricted Stock Grants, and the Corporation may defer such issuance unless indemnified to its satisfaction.

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         6.3 Rights of  Participants.  Nothing in this Plan or in any Restricted
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Stock  Agreement  shall  interfere  with or  limit  in any way the  right of the
Corporation or the Bank to terminate any Participant's employment at any time (with or without cause), nor confer upon any Participant any right to continue in the employ of the Corporation or the Bank for any period of time or to continue his or her present (or any other) rate of compensation, and except as otherwise provided under the Plan or by the Committee in the Restricted Stock
Agreement,  in  the  event  of  any  Participant's   termination  of  employment
(including, but not limited to, the termination by the Corporation or the Bank without cause), any portion of such Participant's Restricted Stock Grant that was not previously vested shall be forfeited or expire as of the date of such termination. No employee shall have a right to be selected to receive a Restricted Stock Grant or, having been so elected, to be selected again to receive a Restricted Stock Grant.

         6.4 Amendment,  Suspension  and  Termination of Plan. The Committee may
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suspend or terminate  the Plan or any portion  thereof at any time and may amend from time to time in such respects as the Committee may deem advisable, provided that no such amendment shall be made without stockholder approval to the extent such approval is required by law, agreement or the rules of any exchange upon which the shares of Common Stock are listed, and further provided that no such amendment, suspension or termination shall impair the rights of Participants in respect of then outstanding Restricted Stock Grants awarded under this Plan without the consent of the Participants affected thereby. No Restricted Stock Grants shall be awarded hereunder after the tenth anniversary of the adoption of the Plan.

         6.5  Amendment,   Modification  and  Cancellation  of  Agreements.  The
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Committee  may amend,  modify or cancel any  Restricted  Stock  Agreement in any manner to the extent that the Committee would have had the authority under the Plan initially to award such Restricted Stock Agreement, provided that no such
amendment,   modification  or  cancellation  shall  impair  the  rights  of  any
Participant under any or Restricted Stock Agreement without the consent of such Participant.

         6.6   Indemnification.   In   addition   to  such   other   rights   of
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indemnification  as they may have as members of the Board or the Committee,  the members of the Committee shall be indemnified by the Corporation against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan or any awards of Restricted Stock Grants awarded thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Corporation) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, provided that
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any such Committee  member shall be entitled to the  indemnification  rights set forth in this paragraph 6.6 only if such member has acted in good faith and in a manner that such member reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such conduct was unlawful, and further provided that upon the institution of any such action, suit or
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proceeding a Committee member shall give the Corporation  written

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notice thereof and an opportunity,  at its own expense, to handle and defend the same before such Committee member undertakes to handle and defend it on his own behalf.

         6.7 Term of the Plan. This Plan shall be effective as of the Effective Date, subject to the approval of the Plan by the affirmative vote of the stockholders of the Corporation entitled to vote thereon at the time of such approval. No Restricted Stock Grants shall be awarded under the Plan after the tenth anniversary of the Effective Date of the Plan, but Restricted Stock Grants awarded theretofore shall continue beyond that date in accordance with the terms of the Restricted Stock Agreements.


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